Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender Of

5.000% Senior Notes due 2022

of

IHS Inc.

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s (as defined below) 5.000% Senior Notes due 2022 (the “Old Notes”) are not immediately available, (ii) Old Notes and the Letter of Transmittal cannot be delivered to Wells Fargo Bank, National Association (the “Exchange Agent”) on or prior to 5:00 p.m., New York City time on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Exchange Agent. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus dated                     , 2015 (which, together with the related Letter of Transmittal, constitutes the “Exchange Offer”) of IHS Inc., a Delaware corporation (the “Company”).

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

Delivery by Registered or Certified Mail:	In Person or by Hand Only:	Regular Mail or Courier:
WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480-1517	WELLS FARGO BANK, N.A. 12th Floor—Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55402	WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth and Marquette Minneapolis, MN 55479

Facsimile Transmissions:

(Eligible Institutions Only)

(612) 667-6282

Attention: Bondholder Communications

To Confirm by Telephone

or for Information Call:

(800) 344-5128, Option 0

Attention: Bondholder Communications

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.